EXHIBIT 11

                          NANOPIERCE TECHNOLOGIES, INC.
                        COMPUTATION OF NET LOSS PER SHARE


                                         Three Months Ended             Six Months Ended
                                             December 31                   December 31
                                         ------------------             ----------------
                                         2000           1999           2000           1999
                                         ----           ----           ----           ----


Net loss                           $( 1,133,628)   (   841,198)   ( 1,823,187)   ( 1,102,559)
                                     ==========     ==========     ==========     ==========

Weighted average number of
  common shares outstanding          46,812,076     31,518,037     41,314,355     30,949,261

Common equivalent shares
  representing shares issuable
  upon exercise of outstanding
  options and warrants                      -              -              -              -
                                     ----------     ----------     ----------     ----------

                                     46,812,076     31,518,037     41,314,355     30,949,261
                                     ==========     ==========     ==========     ==========

Basic and diluted loss per
  share:

    Loss from continuing
      operations                    $(      .01)   (       .03)   (       .03)   (       .04)

    Extraordinary loss               (      .01)   (       .00)   (       .01)   (       .00)
                                      ---------     ----------     ----------     ----------

      Net loss                      $(      .02)   (       .03)   (       .04)   (       .04)
                                      =========     ==========     ==========     ==========

Stock options and warrants are not considered in the calculations as the impact of the potential common shares (15,578,426 shares at December 31, 2000 and 16,737,500 shares at December 31, 1999) would be to decrease net loss per share.
